EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to incorporation by reference in the Registration Statement No. 33-__________ on Form S-8 of

          (1) our independent auditor's report dated August 8, 2001, relating to the balance sheet of Humatech, Inc. (SEC File No.
               0-28557,  CIK  #  1100976)  as of April 30, 2001 and 2000 and the
               related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended April 30, 2001 and 2000, which report appears in the 2001 Annual Report on Form 10-KSB of Humatech, Inc.; and

          (2)  our  independent  accountant's  review  report  dated
               September 4, 2001 relating to the unaudited balance sheets of Humatech, Inc. as of July 31, 2001 and 2000 and the related statements of operations and comprehensive income and cash flows for the three months ended July 31, 2001 and 2000 and the statements of cash flows for the three months ended July 31, 2001 and 2000, which report has been submitted to management as it relates to the July 31, 2001 Quarterly Report on Form 10-QSB/A.

                                   /s/  S.W.  Hatfield,  CPA

                                   S.W.  HATFIELD,  CPA

Dallas,  Texas
September  21,  2001